SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Event Reported: April 10, 2001


                     TUPPERWARE CORPORATION
     (Exact name of registrant as specified in its charter)


Delaware                  1-11657           36-4062333
(State or other           (Commission       (IRS Employer
jurisdiction of           File Number)      Identification No.)
incorporation)

P.O. Box 2353, Orlando Florida                    32802
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (407) 826-5050

Item 5.     Other Events

     The Registrant identifies below those risks and uncertainties which could cause the Registrant s actual results of operations to differ materially from those projected in forward-looking statements made by the Registrant from time to time. This disclosure is made in connection with cautionary statements made by the Registrant pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and supercedes the disclosure made in the Registrant's Current Report of Form 8-K filed on February 28, 1997. These risks and uncertainties are in addition to any other cautionary statements issued at the time of a forward-looking statement.

Factors Affecting Direct Selling Activities

     The Registrant's products are marketed and sold through the direct selling method of distribution, in which products are primarily marketed and sold by a sales force made up of independent contractors to consumers without the use of retail establishments owned by the Registrant in the chain of distribution. The direct selling system depends upon the successful recruitment, retention and motivation of a large force of sales personnel, all of which are subject to varying risks. The growth of the Registrant's business depends, in large part, upon the growth and activity levels of this independent sales force.

     Recruitment of a sales force may be adversely affected by a number of factors, including the following: the national, regional and local economies, levels of unemployment, demographic and cultural changes in the workforce, competition for sales personnel by other direct selling companies, and the compensation incentives and structures utilized. The retention and motivation of the sales force may be adversely affected by a number of factors, including the following: the success of promotional programs utilized by the Registrant, the introduction of new products, the compensation incentives and structures utilized, opportunities for advancement to higher levels within the independent sales force structure, and the availability of alternative employment opportunities.

     Other factors which fluctuate frequently and may affect the Registrant's direct selling business include the extent to which there is adequate penetration in particular markets, the size of the average sales per product demonstration, the size of the sales amount per active product demonstrator, and the activity rate of the independent sales force. Sales force recruits may withdraw from the business after a short time, leading to a large turnover in the population of product demonstrators within the Registrant s business.

     The Registrant's business may also be affected by any disruptions in its initiatives to integrate its core distribution method (direct selling by group demonstrations at parties or other gatherings of consumers) with its integrated direct access strategies, which include without limitation, Internet sales, kiosk or showcase sales locations, television shopping shows and alliances with other unaffiliated companies. Such disruptions may occur due to a negative reaction by the Registrant's independent sales force or commercial, technical and regulatory considerations in countries other than the United States as the Registrant proceeds to incorporate its new sales methods and channels in such markets. The Registrant's business may also be affected by difficulties with the integration of the BeautiControl operations or the expansion of the BeautiControl business into international markets.

General Factors Affecting the Registrant's Business

     The Registrant's business is subject to a variety of general risks, especially due to the scope of the Registrants operations. These risks may include acts of God, weather, natural disasters and a number of factors inherent in operating abroad, including without limitation the following: currency exchange rates, war, economic and political destabilization, other disruptions of markets, restrictive governmental actions (including restrictions on direct selling activities, transfers of funds, export duties and quotas, international customs and tariffs, and unexpected changes in regulatory environments), difficulty in obtaining distribution and support, public perception of the safety of plastics, nationalization, local ownership requirements in international markets, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. The growth of the Registrant's business is in part dependent upon expansion geographically into new markets.

     The Registrant's business may also be affected by sources of supply of products, raw material prices, product demand, consumer confidence levels and spending trends, competitive products and pricing, manufacturing efficiencies, fire, flooding or other damage to facilities, new product development, the ability to enforce patents and trademarks and to prevent the infringement of the Registrant's patents, trademarks and confidential information.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Orlando, Florida
TUPPERWARE CORPORATION
April 10, 2001

                          By: /s/ Thomas M. Roehlk
                              ------------------------------
                              Thomas M. Roehlk
                              Senior Vice President, General
                              Counsel and Secretary